Exhibit 99.1

Bristol-Myers Squibb Delivers Strong Third Quarter with Important Clinical Data, Solid Operating Results and Continued Focus on Business Development

•	Encouraging Data from Phase III ARISTOTLE Trial on ELIQUIS® for Stroke Prevention in Patients with Atrial Fibrillation Presented at European Society of Cardiology Meeting

•	Company Continues Investment in String of Pearls Strategy with Five Strategic Transactions

•	Net Sales Increase 11% to $5.3 Billion in the Third Quarter

•	GAAP EPS rises 2% to $0.56; Non-GAAP EPS rises 3% to $0.61 in the Third Quarter

•	Company Refines 2011 GAAP EPS Guidance Range to $2.13 to $2.18; Non-GAAP EPS Guidance Range to $2.25 to $2.30

(NEW YORK, October 27, 2011) – Bristol-Myers Squibb Company (NYSE: BMY) today announced double-digit net sales growth in a quarter highlighted by important new data on ELIQUIS ® for stroke prevention in patients with atrial fibrillation and continued investment in external innovation with several strategic transactions. The Company also confirmed guidance for 2011.

“Our solid financial results, key R&D data and multiple business development transactions together demonstrate our ability to execute our short-term plans while at the same time laying a solid foundation for our future,” said Lamberto Andreotti, chief executive officer, Bristol-Myers Squibb.

“I am quite pleased with the Company’s diverse achievements. We had strong sales and earnings growth in the quarter. We are excited by the strength of the Phase III data presented on ELIQUIS for stroke prevention in patients with atrial fibrillation and by the possibility that ELIQUIS could play a key role in the Company’s future. Our continued commitment to combining external and internal innovation led to the completion of five strategic transactions under our String of Pearls strategy.”

	Third Quarter
$ amounts in millions, except per share amounts
	2011	2010	Change
Net Sales	$5,345	$4,798	11%
GAAP Diluted EPS	0.56	0.55	2%
Non-GAAP Diluted EPS	0.61	0.59	3%

THIRD QUARTER FINANCIAL RESULTS

•	Bristol-Myers Squibb posted third quarter 2011 net sales of $5.3 billion, an increase of 11%, or 8% excluding the impact of foreign exchange, compared to the same period a year ago.

•	U.S. net sales increased 11% to $3.5 billion in the quarter compared to the same period a year ago. International net sales increased 12%, or 4% excluding foreign exchange, to $1.9 billion.

•	Gross margin as a percentage of net sales was 73.7% in the quarter compared to 73.3% in the same period a year ago.

•	Marketing, selling and administrative expenses increased 14% to $1.0 billion in the quarter.

•	Advertising and product promotion spending decreased 11% to $205 million in the quarter.

•	Research and development expenses increased 18% to $973 million in the quarter.

•	The effective tax rate on earnings before income taxes was 26.0% in the quarter, compared to 19.3% in the third quarter last year.

•	The Company reported net earnings attributable to Bristol-Myers Squibb of $969 million, or $0.56 per share, in the quarter compared to $949 million, or $0.55 per share, a year ago.

•

The Company reported non-GAAP net earnings attributable to Bristol-Myers Squibb of $1.0 billion, or $0.61 per share, in the third quarter compared to $1.0 billion, or $0.59 per share, for the same period in 2010. An overview of specified items is discussed under the “Use of Non-GAAP Financial Information” section.

•

The incremental impact in 2011 over 2010 of the two additional U.S. health care reform provisions for new discounts associated with the Medicare Part D coverage gap and the annual pharmaceutical company fee decreased third-quarter EPS by approximately $0.04.

•	Cash, cash equivalents and marketable securities were $11.0 billion, with a net cash position of $5.4 billion as of September 30, 2011.

THIRD QUARTER PRODUCT AND PIPELINE UPDATE

•

Bristol-Myers Squibb’s global sales growth in the third quarter was led by PLAVIX®, sales of which grew 8% in the quarter, and ABILIFY®, which had sales growth of 14%. Sales growth was also driven by ONGLYZA® and the recently launched KOMBIGLYZE™, which together delivered $127 million in sales in the quarter, BARACLUDE®, which rose 36%, SPRYCEL®, which had sales growth of 47%, ORENCIA®, which grew 27% and YERVOY® , which had sales of $121 million in the quarter.

•

In July, the U.S. Food and Drug Administration (FDA) approved a subcutaneous (SC) formulation of ORENCIA for the treatment of adults with moderate to severe rheumatoid arthritis. In August, the European Medicines Agency (EMA) validated for review the application for ORENCIA SC.

•

In August, at the European Society of Cardiology (ESC) meeting in Paris, the Company and its partner, Pfizer, presented results of a Phase III trial, known as ARISTOTLE, which showed that ELIQUIS as compared to warfarin, reduced the risk of stroke or systemic embolism by 21 percent, the risk of major bleeding by 31 percent and the risk of mortality by 11 percent. Results were also published in The New England Journal of Medicine.

•

In September, at the European Association for the Study of Diabetes (EASD) meeting in Lisbon, Portugal, the Company and its partner, AstraZeneca, presented results from a Phase IIIb clinical study that showed the addition of ONGLYZA to insulin in adults with type 2 diabetes maintained reductions in blood sugar levels over 52 weeks. The results are an extension of a 24-week trial, the results of which were presented at the American Diabetes Association scientific session in San Diego, CA, in June 2011.

•

In September, at the European Society for Organ Transplantation (ESOT) meeting in Glasgow, Scotland, the Company presented new data on NULOJIX® , including donor sub-type analysis of three-year outcomes from a Phase III study of NULOJIX in recipients with extended criteria donor kidneys (BENEFIT-EXT Trial), and three-year outcomes in kidney transplant recipients with pre-transplant diabetes from two Phase III studies.

•

In September, at the Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) in Chicago, the Company presented results from a Phase II clinical trial of BMS-790052, an NS5A replication complex inhibitor, in combination with peginterferon alfa and ribavirin, that showed sustained virologic response 24 weeks post-treatment in up to 83% of treatment-naïve genotype 1 hepatitis C patients. BMS-790052 is now in Phase III development.

•

In September, the Marketing Authorization Application (MAA) for KOMBOGLYZE™ received a positive opinion from Europe’s Committee for Medicinal Products for Human Use (CHMP) for use in the treatment of adults with type 2 diabetes. The CHMP’s positive opinion will now be reviewed by the European Commission, which has authority to approve medicines for the European Union.

•

In September, SPRYCEL received regulatory approval in China for the treatment of adult patients with chronic, accelerated, myeloid or lymphoid blast chronic myeloid leukemia (CML) with resistance or intolerance to prior imatinib therapy.

•

In October, the Company and its partner, AstraZeneca, announced that the FDA extended its review timeline for New Drug Application (NDA) for dapagliflozin for the treatment of type 2 diabetes and has moved the Prescription Drug User Fee Act (PDUFA)—the date by which action from the FDA is expected—to January 28, 2012.

THIRD QUARTER BUSINESS DEVELOPMENT UPDATE

•

In July, the Company announced a global agreement with Innate Pharma S.A., a biotech company in France, for the development and commercialization of IPH 2102, a novel immuno-oncology biologic in Phase I development.

•	In September, the Company completed its acquisition of Amira Pharmaceuticals, a small-molecule pharmaceutical company focused on fibrotic diseases.

•

In September, the Company entered into an agreement with Ono Pharmaceutical to expand its territorial rights to develop and commercialize an anti-PD-1 antibody and to create a strategic alliance for the co-development and co-commercialization of ORENCIA in Japan.

•

In September, the Company entered into an agreement with Ambrx, Inc., a biotech company in La Jolla, CA, for exclusive worldwide rights to research, develop and commercialize novel biologics in diabetes and heart disease.

•

In October, the Company and Gilead announced a licensing agreement for the development and commercialization of a new fixed-dose combination containing Bristol-Myers Squibb’s protease inhibitor REYATAZ® and Gilead’s cobicistat for patients with HIV.

FINANCIAL GUIDANCE

Bristol-Myers Squibb is refining its 2011 GAAP EPS guidance range to $2.13 to $2.18, from $2.08 to $2.18, and its non-GAAP EPS range to $2.25 to $2.30, from $2.20 to $2.30. Key non-GAAP guidance assumptions include:

•	High-single-digit revenue growth.

•	Gross margin as a percentage of net sales consistent with last year.

•	Advertising and promotion expense decrease in the mid-single-digit range.

•	Marketing, sales and administrative expenses increasing in the low-double-digit range.

•	Research and development expense growth in the mid-single-digit range.

•	An effective tax rate of approximately 26%.

This line-item guidance assumes current foreign exchange rate.

The financial guidance for 2011 excludes the impact of any potential strategic acquisitions and divestitures, and any specified items that have not yet been identified and quantified. The non-GAAP 2011 guidance also exclude other specified items as discussed under “Use of Non-GAAP Financial Information.” Details reconciling adjusted non-GAAP amounts with the amounts reflecting specified items are provided in supplemental materials available on the Company’s website.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures, including non-GAAP earnings from continuing operations and related earnings per share information, adjusted to exclude certain costs, expenses, significant gains and losses and other specified items. Among the items in GAAP measures but excluded for purposes of determining adjusted earnings and other adjusted measures are: restructuring and other exit costs; accelerated depreciation charges; IPRD and asset impairments; charges and recoveries relating to significant legal proceedings; upfront, milestone and other licensing payments for in-licensing of products that have not achieved regulatory approval which are immediately expensed; and significant tax events. This information is intended to enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. For example, non-GAAP earnings and earnings per share information is an indication of the company’s baseline performance before items that are considered by the company not to be reflective of the company’s ongoing results. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

Statement on Cautionary Factors

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact that they use words such as “anticipate”, “estimates”, “should”, “expect”, “guidance”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, implementation of the new discounts and new pharmaceutical company fee under the 2010 U.S. health care reform law, governmental laws and regulations related to Medicare, Medicaid, Medicaid managed care organizations and entities under the Public Health Service 340B program, pharmaceutical rebates and reimbursement, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, changes to business or tax planning strategies, difficulties and delays in product development, manufacturing or sales including any potential future recalls, patent positions and the ultimate outcome of any litigation matter. These factors also include the company’s ability to execute successfully its strategic plans, including its String of Pearls strategy, the expiration of patents or data protection on certain products, and the impact and result of governmental investigations. There can be no guarantees with respect to pipeline products that future clinical studies will support the data described in this release, that the products will receive necessary regulatory approvals, or that they will prove to be commercially successful; nor are there guarantees that regulatory approvals will be sought, or sought within currently expected timeframes, or that contractual milestones will be achieved. For further details and a discussion of these and other risks and uncertainties, see the company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company and Conference Call Information

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information, please visit www.bms.com or follow us on Twitter at http://twitter.com/bmsnews.

There will be a conference call on October 27, 2011, at 10:30 a.m. EDT during which company executives will review financial information and address inquiries from investors and analysts. Investors and the general public are invited to listen to a live web cast of the call at http://investor.bms.com or by dialing: 913-312-6687, confirmation code: 4909111. Materials related to the call will be available at the same website prior to the call.

For more information, contact: Jennifer Fron Mauer, 609-252-6579, Communications; Teri Loxam, 609-252-3368, or Timothy Power, 609-252-7509, Investor Relations.

ABILIFY® is the trademark of Otsuka Pharmaceutical Co., Ltd.

ATRIPLA® is a trademark of both Bristol-Myers Squibb Co. and Gilead Sciences, Inc.

AVAPRO®, AVALIDE®, and PLAVIX® are trademarks of sanofi-aventis.

ERBITUX® is a trademark of ImClone LLC. ImClone Systems is a wholly-owned subsidiary of Eli Lilly and Company.

ELIQUIS® is a trademark of Pfizer, Inc.

If approved, KOMBIGLYZE™ will be known as KOMBOGLYZE™ in the European Union.

All other brand names of products appearing in all capital letters are registered trademarks of the Company or one of its subsidiaries.

BRISTOL-MYERS SQUIBB COMPANY

SELECTED PRODUCTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(Unaudited, dollars in millions)

The following table sets forth worldwide and U.S. reported net sales for selected products. In addition, the table includes, where applicable, the estimated total U.S. prescription change for the retail and mail-order channels for the comparative periods presented for certain of the company’s U.S. pharmaceutical products based on third-party data. A significant portion of the company’s U.S. pharmaceutical sales is made to wholesalers. Where changes in reported net sales differ from prescription growth, this change in net sales may not reflect underlying prescriber demand.

	Worldwide Net Sales			U.S. Net Sales
	2011	2010	% Change	2011	2010	% Change	% Change in U.S. Total Prescriptions vs. 2010
Three Months Ended September 30,

Key Products

Plavix	$1,788	$1,658	8%	$1,672	$1,534	9%	(6)%
Avapro/Avalide	216	303	(29)%	121	168	(28)%	(42)%
Abilify	691	608	14%	505	462	9%	4%
Reyataz	391	375	4%	184	189	(3)%	1%
Sustiva Franchise	359	342	5%	222	227	(2)%	7%
Baraclude	311	228	36%	51	46	11%	8%
Erbitux	172	159	8%	168	155	8%	N/A
Sprycel	211	144	47%	78	47	66%	27%
Yervoy	121	—	N/A	109	—	N/A	N/A
Orencia	233	184	27%	154	138	12%	N/A
Nulojix	—	—	N/A	—	—	N/A	N/A
Onglyza/Kombiglyze	127	47	170%	91	37	146%	138%

Mature Products and All Other	725	750	(3)%	122	132	(8)%	N/A

Total	5,345	4,798	11%	3,477	3,135	11%	N/A

	Worldwide Net Sales			U.S. Net Sales
	2011	2010	% Change	2011	2010	% Change	% Change in U.S. Total Prescriptions vs. 2010
Nine Months Ended September 30,

Key Products

Plavix	$5,415	$4,951	9%	$5,060	$4,561	11%	(5)%
Avapro/Avalide	757	924	(18)%	414	524	(21)%	(38)%
Abilify	2,021	1,858	9%	1,482	1,423	4%	5%
Reyataz	1,153	1,105	4%	554	560	(1)%	2%
Sustiva Franchise	1,073	1,008	6%	665	654	2%	8%
Baraclude	878	667	32%	150	130	15%	9%
Erbitux	510	497	3%	497	486	2%	N/A
Sprycel	576	407	42%	207	127	63%	19%
Yervoy	216	—	N/A	204	—	N/A	N/A
Orencia	660	531	24%	444	401	11%	N/A
Nulojix	2	—	N/A	2	—	N/A	N/A
Onglyza/Kombiglyze	320	85	*	228	66	*	*

Mature Products and All Other	2,209	2,340	(6)%	382	397	(4)%	N/A

Total	15,790	14,373	10%	10,289	9,329	10%	N/A

*	In excess of +/- 200%.

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(Unaudited, amounts in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net Sales	$5,345	$4,798	$15,790	$14,373

Cost of products sold	1,407	1,280	4,231	3,863
Marketing, selling and administrative	1,019	892	2,987	2,686
Advertising and product promotion	205	231	672	706
Research and development	973	824	2,831	2,556
Provision for restructuring, net	8	15	92	50
Litigation expense, net	—	22	—	22
Equity in net income of affiliates	(71)	(70)	(215)	(252)
Other (income)/expense, net	(26)	(10)	(195)	84

Total expenses	3,515	3,184	(10,403)	9,715

Earnings before Income Taxes	1,830	1,614	5,387	4,658
Provision for income taxes	475	312	1,358	987

Net Earnings	1,355	1,302	4,029	3,671

Net Earnings Attributable to Noncontrolling Interest	386	353	1,172	1,052

Net Earnings Attributable to BMS	$969	$949	$2,857	$2,619

Earnings per Common Share Attributable to BMS:
Basic	$0.57	$0.55	$1.67	$1.52
Diluted	$0.56	$0.55	$1.66	$1.51

Average Common Shares Outstanding:
Basic	1,698	1,712	1,703	1,715
Diluted	1,715	1,726	1,717	1,726

Other (income)/expense

Interest expense	$40	$38	$103	$103
Interest income	(23)	(23)	(69)	(54)
Impairment and loss on sale of manufacturing operations	—	10	—	225
Gain on debt repurchase	—	—	(10)	—
Net foreign exchange transaction losses/(gains)	4	9	15	(23)
Gain on sale of product lines, businesses and assets	(25)	(21)	(36)	(36)
Acquisition related items	1	—	1	—
Other income from alliance partners	(45)	(28)	(107)	(122)
Pension curtailment and settlement charges	2	2	(1)	16
Litigation charges/(recoveries)	1	—	(105)	—
Product liability charges	10	13	36	13
Other	9	(10)	(22)	(38)

Other (income)/expense	$(26)	$(10)	$(195)	$84

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(Unaudited, dollars in millions)

Three months ended September 30, 2011

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring	Other (income)/ expense	Total

Restructuring Activity:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$8	$—	$8
Accelerated depreciation, asset impairment and other shutdown costs	19	—	—	—	—	19
Process standardization implementation costs	—	5	—	—	—	5
Gain on sale of product lines, businesses and assets	—	—	—	—	(12)	(12)

Total Restructuring	19	5	—	8	(12)	20

Other:
Upfront, milestone and other licensing payments	—	—	69	—	—	69
In-process research and development (IPRD) impairment	—	—	13	—	—	13
Product liability charges	—	—	—	—	10	10

Total	$19	$5	$82	$8	$(2)	112

Income taxes on items above						(37)

Decrease to Net Earnings						$75

Three months ended September 30, 2010

	Cost of products sold	Marketing, selling and administrative	Provision for restructuring	Litigation Expense	Other (income)/ expense	Total

Restructuring Activity:
Downsizing and streamlining of worldwide operations	$—	$—	$15	$—	$—	$15
Impairment and loss on sale of manufacturing operations	—	—	—	—	10	10
Accelerated depreciation, asset impairment and other shutdown costs	27	—	—	—	—	27
Pension curtailment and settlement charges	—	—	—	—	3	3
Process standardization implementation costs	—	8	—	—	—	8

Total Restructuring	27	8	15	—	13	63

Other:
Litigation charges	—	—	—	22	—	22
Product liability charges	—	—	—	—	13	13

Total	$27	$8	$15	$22	$26	98

Income taxes on items above						(30)

Decrease to Net Earnings						$68

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(Unaudited, dollars in millions)

Nine months ended September 30, 2011

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring	Other (income)/ expense	Total

Restructuring Activity:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$85	$—	$85
Accelerated depreciation, asset impairment and other shutdown costs	60	4	—	7	—	71
Process standardization implementation costs	—	15	—	—	—	15
Gain on sale of product lines, businesses and assets	—	—	—	—	(12)	(12)

Total Restructuring	60	19	—	92	(12)	159

Other:
Litigation recovery	—	—	—	—	(102)	(102)
Upfront, milestone and other licensing payments	—	—	207	—	—	207
In-process research and development (IPRD) impairment	—	—	28	—	—	28
Product liability charges	—	—	—	—	36	36

Total	$60	$19	$235	$92	$(78)	328

Income taxes on items above						(99)
Specified tax benefit						(71)

Decrease to Net Earnings						$158

Nine months ended September 30, 2010

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring	Litigation Expense	Other (income)/ expense	Total

Restructuring Activity:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$50	$—	$—	$50
Impairment and loss on sale of manufacturing operations	—	—	—	—	—	225	225
Accelerated depreciation, asset impairment and other shutdown costs	85	—	—	—	—	—	85
Pension curtailment and settlement charges	—	—	—	—	—	8	8
Process standardization implementation costs	—	27	—	—	—	—	27

Total Restructuring	85	27	—	50	—	233	395

Other:
Litigation charges	—	—	—	—	22	—	22
Upfront, milestone and other licensing payments	—	—	72	—	—	—	72
Product liability charges	—	—	—	—	—	13	13

Total	$85	$27	$72	$50	$22	$246	502

Income taxes on items above							(134)
Out-of-period tax adjustment							(59)

Decrease to Net Earnings							$309

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF GAAP RESULTS

TO NON-GAAP RESULTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(Unaudited, amounts in millions except per share data)

	Q3 2011			Q3 2010
	GAAP	Specified Items*	Non GAAP	GAAP	Specified Items*	Non GAAP

Net Sales	$5,345	—	$5,345	$4,798	—	$4,798
Cost of Products Sold	1,407	(19)	1,388	1,280	(27)	1,253

Gross Profit	3,938	19	3,957	3,518	27	3,545
Gross Profit as a % of Sales	73.7%	0.3%	74.0%	73.3%	0.6%	73.9%

Marketing, Selling and Administration	1,019	(5)	1,014	892	(8)	884
Advertising and Product Promotion	205	—	205	231	—	231

Total SG&A	1,224	(5)	1,219	1,123	(8)	1,115
SG&A as a % of Sales	22.9%	(0.1)%	22.8%	23.4%	(0.2)%	23.2%

Research and Development	973	(82)	891	824	—	824
R&D as a % of Sales	18.2%	(1.5)%	16.7%	17.2%	—	17.2%

Operating Margin	1,741	106	1,847	1,571	35	1,606
Operating Margin as % of Sales	32.6%	2.0%	34.6%	32.7%	0.8%	33.5%

Provision for restructuring, net	8	(8)	—	15	(15)	—
Litigation expense, net	—	—	—	22	(22)	—
Equity in net income of affiliates	(71)	—	(71)	(70)	—	(70)
Other (income)/expense, net	(26)	2	(24)	(10)	(26)	(36)

Earnings Before Income Taxes	$1,830	112	$1,942	$1,614	98	$1,712

Provision for income taxes	475	37	512	312	30	342

Net Earnings	$1,355	75	$1,430	$1,302	68	$1,370
Net Earnings – Attributable to Noncontrolling Interest	386		386	353		353

Net Earnings – Attributable to BMS	$969	75	$1,044	$949	68	$1,017
Contingently convertible debt interest expense and earnings attributable to unvested shares	(2)		(2)	(4)		(4)

Net Earnings used for Diluted EPS Calc – Attributable to BMS	$967	75	$1,042	$945	68	$1,013

Average Common Shares Outstanding – Diluted	1,715		1,715	1,726		1,726

Diluted EPS – Attributable to BMS	$0.56	0.05	$0.61	$0.55	0.04	$0.59

Net Earnings Attributable to BMS as a % of sales	18.1%	1.4%	19.5%	19.8%	1.4%	21.2%

Effective Tax Rate	26.0%	0.4%	26.4%	19.3%	0.7%	20.0%

*	Refer to the Specified Items schedules for further details.

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF GAAP RESULTS

TO NON-GAAP RESULTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(Unaudited, amounts in millions except per share data)

	YTD 2011			YTD 2010
	GAAP	Specified Items*	Non GAAP	GAAP	Specified Items*	Non GAAP

Net Sales	$15,790	—	$15,790	$14,373	—	$14,373
Cost of Products Sold	4,231	(60)	4,171	3,863	(85)	3,778

Gross Profit	11,559	60	11,619	10,510	85	10,595
Gross Profit as a % of Sales	73.2%	0.4%	73.6%	73.1%	0.6%	73.7%

Marketing, Selling and Administration	2,987	(19)	2,968	2,686	(27)	2,659
Advertising and Product Promotion	672	—	672	706	—	706

Total SG&A	3,659	(19)	3,640	3,392	(27)	3,365
SG&A as a % of Sales	23.2%	(0.1)%	23.1%	23.6%	(0.2)%	23.4%

Research and Development	2,831	(235)	2,596	2,556	(72)	2,484
R&D as a % of Sales	17.9%	(1.5)%	16.4%	17.8%	(0.5)%	17.3%

Operating Margin	5,069	314	5,383	4,562	184	4,746
Operating Margin as % of Sales	32.1%	2.0%	34.1%	31.7%	1.3%	33.0%

Provision for restructuring, net	92	(92)	—	50	(50)	—
Litigation expense, net	—	—	—	22	(22)	—
Equity in net income of affiliates	(215)	—	(215)	(252)	—	(252)
Other (income)/expense, net	(195)	78	(117)	84	(246)	(162)

Earnings Before Income Taxes	$5,387	328	$5,715	$4,658	502	$5,160

Provision for income taxes	1,358	170	1,528	987	193	1,180

Net Earnings	$4,029	158	$4,187	$3,671	309	$3,980

Net Earnings – Attributable to Noncontrolling Interest	1,172		1,172	1,052		1,052

Net Earnings – Attributable to BMS	$2,857	158	$3,015	$2,619	309	$2,928
Contingently convertible debt interest expense and earnings attributable to unvested shares	(6)		(6)	(11)		(11)

Net Earnings used for Diluted EPS Calc – Attributable to BMS	$2,851	158	$3,009	$2,608	309	$2,917

Average Common Shares Outstanding – Diluted	1,717		1,717	1,726		1,726

Diluted EPS – Attributable to BMS	$1.66	0.09	$1.75	$1.51	0.18	$1.69

Net Earnings Attributable to BMS as a % of sales	18.1%	1.0%	19.1%	18.2%	2.2%	20.4%

Effective Tax Rate	25.2%	1.5%	26.7%	21.2%	1.7%	22.9%

*	Refer to the Specified Items schedules for further details.

BRISTOL-MYERS SQUIBB COMPANY

NET CASH CALCULATION

AS OF SEPTEMBER 30, 2011 AND JUNE 30, 2011

(Unaudited, dollars in millions)

	September 30, 2011	June 30, 2011
Cash and cash equivalents	$4,471	$3,665
Marketable securities–current	3,722	4,005
Marketable securities–long-term	2,819	2,734

Cash, cash equivalents and marketable securities	11,012	10,404
Short-term borrowings	(182)	(187)
Long-term debt	(5,437)	(5,332)

Net (debt) /cash	$5,393	$4,885